UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 28, 2011

AMERIGON INCORPORATED

(Exact name of registrant as specified in its charter)

Michigan	0-21810	95-4318554
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

21680 Haggerty Road, Ste. 101, Northville, MI	48167
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (248) 504-0500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the follow provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 250.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On February 28, 2011, Amerigon Incorporated (“Amerigon”) and its wholly-owned subsidiary , Amerigon Europe GmbH (“Amerigon Europe”) each entered into (1) a Share Sale and Purchase Agreement (the “SPA”) with Indigo Capital LLP, in its capacity as Manager of Indigo Capital IV LP (“Indigo”) and in its capacity as Manager of ICWET LP (“ICWET”), and Industrie-Beteiligungs-Gesellschaft mbH (“IBG” and collectively, with Indigo and ICWET, the “Sellers”) and (2) a Business Combination Agreement (the “BCA”) with W.E.T. Automotive Systems Aktiengesellschaft (“W.E.T.”). TMF Deutschland AG has joined the SPA solely to act as Amerigon’s Agent thereunder. A copy of the SPA and BCA are attached to this Report on Form 8-K as Exhibits 10.1 and 10.2, respectively.

The SPA sets forth the terms and conditions upon which the Sellers have agreed to sell their common stock in W.E.T. to Amerigon Europe upon the satisfaction of various closing conditions. The purchase price per share of W.E.T. common stock to be sold by the Sellers to Amerigon Europe is €40 for a total purchase price of approximately €92,000,000 (or, assuming a currency exchange ratio of $1.37/1€, approximately $126,040,000). The shares owned by the Sellers represent 75.58% of the outstanding voting rights in W.E.T. The SPA may be rescinded by certain of the parties thereto if certain conditions are not met by specific dates. In particular, if Amerigon Europe does not file applicable documentation with German authorities to launch a tender offer for the remaining outstanding shares of W.E.T. by March 28, 2011 because it is unable to secure the necessary financing, Indigo may terminate the SPA, and if applicable antitrust approval is not received by May 28, 2011, either Indigo or Amerigon Europe may terminate the SPA. Amerigon has guaranteed the obligations of Amerigon Europe under the SPA. Amerigon intends to finance the purchase of the shares held by the Sellers, and the purchase of any shares that are tendered to Amerigon pursuant to the tender offer that Amerigon intends to launch, through the sale of new equity securities, under new debt facilities and with cash on hand. At Amerigon Europe’s option, the Sellers may be required to sell their shares as part of the expected tender offer.

The BCA (1) describes the terms and conditions upon which Amerigon Europe is obligated to launch a tender offer for the outstanding shares of W.E.T., and (2) sets forth certain terms and conditions that govern the parties conduct prior to and after the closing of such tender offer. The BCA provides that Amerigon Europe is not obligated to launch the tender offer if it is unable to file applicable tender offer documentation with German authorities because it is unable to secure the necessary financing. Furthermore, Amerigon Europe is not obligated to close on the tender offer unless 71.80% of the total number of issued shares (75.58% of the voting shares, as treasury shares held by W.E.T. are non-voting) are transferred to Amerigon Europe either pursuant to the SPA or the tender offer. The BCA has a duration of the shorter of 18 years or until a Domination and Profit Transfer Agreement is executed by Amerigon Europe and W.E.T. The BCA also describes certain intentions of Amerigon concerning the operation of W.E.T.’s business should the transaction described in the SPA close.

On February 28, 2011, Amerigon issued a press release announcing that Amerigon had entered into the BCA and the SPA. A copy of the press release is attached hereto as Exhibit 99.1, which is hereby incorporated by reference.

Item 9.01 Financial Statements and Exhibits

Exhibit Number	Description

10.1	Share Sale and Purchase Agreement, dated February 28, 2011, by and among Indigo Capital IV LP, ICWET LP and Industrie-Beteiligungs-Gesellschaft mbH, Amerigon Incorporated, Amerigon Europe GmbH and TMF Deutschland AG

10.2	Business Combination Agreement, dated February 28, 2011, by and between W.E.T. Automotive Systems Aktiengesellschaft, Amerigon Incorporated and Amerigon Europe GmbH

99.1	Company News Release, dated February 28, 2011, announcing the execution of the Business Combination Agreement and the Share Sale and Purchase Agreement.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AMERIGON INCORPORATED

Date: February 28, 2011	By:	/S/ BARRY G. STEELE
Barry G. Steele,
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

10.1	Share Sale and Purchase Agreement, dated February 28, 2011, by and among Indigo Capital IV LP, ICWET LP and Industrie-Beteiligungs-Gesellschaft mbH, Amerigon Incorporated, Amerigon Europe GmbH and TMF Deutschland AG

10.2	Business Combination Agreement, dated February 28, 2011, by and between W.E.T. Automotive Systems Aktiengesellschaft, Amerigon Incorporated and Amerigon Europe GmbH

99.1	Company News Release, dated February 28, 2011, announcing the execution of the Business Combination Agreement and the Share Sale and Purchase Agreement.